UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to Section 240.14a-12

CHART INDUSTRIES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rule 12a6(i)(1) and 0-11

The following communication was sent to customers of Chart Industries, Inc. (“Chart”) on July 29, 2025, in connection with the announcement of a definitive merger agreement between Chart and Baker Hughes Company.

Subject: Important News: Chart to be Acquired by Baker Hughes

Dear Customer,

I want to update you on events that have occurred since we announced our intent to combine with Flowserve back on June 4. Recently, our Board received an alternative proposal from Baker Hughes to acquire Chart in an all-cash transaction valued at $210 per share. As a public company, our Board had a duty to evaluate the proposal and its value to our shareholders relative to our existing agreement with Flowserve.

After a thorough review, in compliance with the terms of our merger agreement with Flowserve, the Board determined that the Baker Hughes proposal presented greater value to shareholders than our agreement with Flowserve, due to its cash consideration and the premium offer price relative to our current and historic average share price. As a result, we have announced that our Board has terminated our prior merger agreement and is moving forward with Baker Hughes as our new partner. You can read more about our agreement with Baker Hughes in the press release HERE.

Through this combination, we will gain valuable access to the resources and innovation of a premier player in the industry. Baker Hughes’ core competencies in rotating equipment, flow control and digital technology pair well with our competencies in heat transfer, air and gas handling, and process technologies. Together, we will offer a comprehensive set of products and solutions that allows us to better support and meet your evolving needs.

Upon completing the transaction, which we expect to occur by mid-year 2026, Chart will become an important part of the Industrial & Energy Technology (IET) segment of Baker Hughes. It remains business as usual at Chart, and you should not expect any change in our operations, our current orders or our ongoing relationship with you. A dedicated team will focus on planning for the transition, and because Chart and Baker Hughes bring together highly complementary strengths, we anticipate a smooth and seamless experience for all our customers.

Thank you for your continued partnership and trust in our team. If you have any questions, please don’t hesitate to contact your respective Chart representative.

Sincerely,

Chart Industries.

No Offer or Solicitation

This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Important Additional Information

This communication may be deemed to be solicitation material in respect of the proposed merger transaction between Chart and Baker Hughes. In connection therewith, Chart intends to file relevant materials with the SEC, including a proxy statement of Chart (the “proxy statement”) that will be mailed to Chart stockholders seeking their approval of its transaction-related proposals. However, such documents are not currently available. BEFORE MAKING ANY VOTING OR ANY INVESTMENT DECISION, INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT REGARDING THE PROPOSED TRANSACTION AND ANY OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES TO THE PROPOSED TRANSACTION. Investors and security holders may obtain free copies of the proxy statement and other documents containing important information about each of Chart and Baker Hughes, once such documents are filed with the SEC, through the website maintained by the SEC at www.sec.gov. Copies of documents filed with the SEC by Chart will be available free of charge on Chart’s website at ir.chartindustries.com.

Participants in the Solicitation

Chart and its directors and executive officers may be deemed to be participants in the solicitation of proxies from Chart’s stockholders in respect of the proposed transaction. Information regarding Chart’s directors and executive officers, including a description of their direct interests, by security holdings or otherwise, is contained in Chart’s Form 10-K for the year ended December 31, 2024, filed with the SEC on February 28, 2025, and its proxy statement filed with the SEC on April 8, 2025. To the extent holdings of Chart’s securities by its directors or executive officers have changed since the amounts set forth in Chart’s 2025 proxy statement, such changes have been or will be reflected on Initial Statements of Beneficial Ownership of Securities on Form 3, Statements of Changes in Beneficial Ownership on Form 4 or Annual Statements of Changes in Beneficial Ownership of Securities on Form 5 subsequently filed with the SEC. Additional information regarding the interests of such participants in the solicitation of proxies in respect of the proposed merger transaction will be included in the proxy statement and other relevant materials to be filed with the SEC when they become available. These documents (when available) can be obtained free of charge from the sources indicated above.

Forward-Looking Statements and Cautionary Statements

Certain statements made in this communication are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements about the benefits of the proposed merger transaction between Chart Industries, Inc. (“Chart”) and Baker Hughes Company (“Baker Hughes”), including statements related to the expected timing of the completion of the transaction and other statements that are not historical facts. Forward-looking statements may be identified by terminology such as “may,” “will,” “should,” “could,” “expects,” “anticipates,” “believes,” “projects,” “forecasts,” “outlook,” “guidance,” “continue,” “target,” “estimates,” “potential,” “intends,” “plans,” or the negative of such terms or comparable terminology.

Forward-looking statements by their nature address matters that are, to different degrees, uncertain, such as statements about the consummation of the potential merger transaction, including the expected time period to consummate the potential merger transaction. All such forward-looking statements are based upon current plans, estimates, expectations and ambitions that are subject to risks, uncertainties and assumptions, many of which are beyond the control of Chart and Baker Hughes, that could cause actual results to differ materially from those expressed in such forward-looking statements. Key factors that could cause actual results to differ materially include, but are not limited to: the risk that regulatory approvals are not obtained or are obtained subject to conditions, limitations or restrictions that are not anticipated by Chart; the failure to receive, on a timely basis or otherwise, the required transaction-related approval of Chart’s stockholders; potential delays in consummating the proposed merger transaction, including as a result of failure to receive any regulatory approvals (or any conditions, limitations or restrictions placed on such approvals); the possibility that competing offers or acquisition proposals may be made; the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement, including in circumstances which would require Chart or Baker Hughes to pay a termination fee; unforeseen or unknown liabilities; customer, stockholder, regulatory and other stakeholder approvals and support; unexpected future capital expenditures; potential litigation relating to the proposed merger transaction that could be instituted against Chart, Baker Hughes or their respective directors; the possibility that the transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events; the effect of the announcement, pendency or completion of the proposed merger transaction on the parties’ business relationships and business generally; risks that the proposed merger transaction disrupts current plans and operations of Chart or Baker Hughes and potential difficulties in employee retention as a result of the proposed merger transaction, as well as the risk of disruption of management and ongoing business operations during the pendency of, the proposed merger transaction; uncertainties as to whether the proposed merger transaction will be consummated on the anticipated timing or at all; changes in commodity prices; negative effects of this announcement, and the pendency or completion of the proposed merger transaction on the market price of Chart’s common stock and/or operating results; rating agency actions and the ability to access short- and long-term debt markets on a timely and affordable basis; various events that could disrupt operations, including severe weather, cybersecurity attacks, as well as security threats and governmental response to them, and technological changes; labor disputes; changes in labor costs and labor difficulties; the effects of industry, market, economic, political or regulatory conditions outside of Chart’s or Baker Hughes’ control; the possibility that Baker Hughes may not be able to obtain sufficient financing or otherwise have sufficient financial resources to pay the merger consideration on a timely basis or otherwise; legislative, regulatory and economic developments targeting public companies in the industrial sector; global supply chain disruptions and the current inflationary environment; the substantial dependence of Chart’s sales on the success of the energy, chemical, power generation and general industries; economic, political and other risks associated with the international operations of Chart; potential adverse effects resulting from the implementation of tariffs and related retaliatory actions and changes to or uncertainties related to tariffs and trade agreements; and the risks described in Item 1A “Risk Factors” of Chart’s and Baker Hughes’ most recent Annual Reports on Form 10-K and in subsequent filings with the SEC. Other unpredictable factors not discussed in this communication could also have material adverse effects on forward-looking statements. All forward-looking statements included in this communication are based on information available to Chart and Baker Hughes on the date hereof and Chart and Baker Hughes undertake no obligation to update or revise any forward-looking statement, except as required by law.